EXHIBIT 10.1

22900 Shaw Road, Suite 111, Sterling, VA  20166

CONFIDENTIAL

AMENDED AND RESTATED LETTER OF INTENT

July 18, 2013

TRANSMITTED BY ELECTRONIC MAIL AND FIRST CLASS MAIL

COMPUTERS & TELE-COMM INCORPORATED

ATTN:

Mr. Graeme Gibson, President

Ms. Gail Simmons, Secretary

and

KC NAP, LLC

ATTN:

Mr. Graeme Gibson, President/Manager

Ms. Gail Simmons, Secretary/Manager

Computers & Tele-Comm, Incorporated, Sole Member

and

GRAEME GIBSON, GAIL SIMMONS AND LARRY LEVIN IN THEIR CAPACITIES AS FOUNDERS, OFFICERS, DIRECTORS, AND MANAGERS, AS THE CASE MAY BE, OF COMPUTERS & TELE-COMM INCORPORATED AND KC NAP, LLC

and

THE SHAREHOLDERS OF COMPUTERS & TELE-COMM INCORPORATED:

Graeme Gibson

Gail Simmons

Larry Levin

Bruce Barksdale

Martin Barksdale

Michael Jay Ryce

John Bolding

Leonard Milholland

Donna Milholland

Arthur Graham

and

SCOTT KAYE, INDIVIDUALLY

and

STREAMSIDE PARTNERS, LLC

Attn: Manager

Dan Bennett, Member

Scott Kaye, Member

Kerry Sell, Member

Kevin Hoppock, Member

Re:

Amended and Restated Letter of Intent for Proposed Exchange of Shares of COMPUTERS & TELE-COMM INCORPORATED, a Missouri corporation, (“CTC”) and Membership Interests in KC NAP, LLC, a Missouri limited liability company (“KC NAP”) which is a subsidiary of COMPUTERS & TELE-COMM INCORPORATED,  for Shares of Common Stock of ICEWEB, INC., a Delaware corporation (OTCBB: IWEB) (“IceWEB”)

Parties to the Agreement: Computers & Tele-Comm Incorporated, a Missouri corporation; KC NAP, LLC, a Missouri limited liability company; Graeme Gibson, Individually; Gail Simmons, Individually; Larry Levin, Individually;  Bruce Barksdale, Individually; Martin Barksdale, Individually: Michael Jay Ryce, Individually; John Bolding, Individually; Leonard Milholland, Individually; Donna Milholland, Individually; Arthur Graham, Individually; Scott Kaye, Individually; Streamside Partners, LLC, a Kansas  limited liability company, by its manager(s) and by all of its members, including Dan Bennett, Individually, Scott Kaye, Individually, Kerry Sell, Individually, and Kevin Hoppock, Individually (hereinafter all of the foregoing parties shall be referred to as the “CTC Parties”); and ICEWEB, INC., a Delaware corporation, which will be a party as Issuer of IceWEB Common Stock, and its subsidiary ICEWEB CLOUD SERVICES, INC., a Virginia corporation (“IceWEB Sub”), which may be the assignee of the CTC stock and the KC NAP membership interests (jointly or only IceWEB alone, as the case may be, but referred to as the “IceWEB Parties”)

Dear Mr. Gibson, Ms. Simmons, Mr. Levin, Mr. Bruce Barksdale, Mr. Martin Barksdale,        Mr. Ryce, Mr. Bolding, Mr. Milholland, Ms. Milholland, Mr. Graham, Mr. Kaye, Mr. Bennett, Mr. Sell, and Mr. Hoppock:

This letter sets forth the terms upon which the IceWEB Parties and the CTC Parties agree to enter into an Agreement of Share and Membership Interest Exchange (the “Agreement”).

This letter entirely amends and restates the letter of intent dated July 12, 2013 (hereinafter this amended and restated letter of intent shall be referred to as the “LOI”; the July 12, 2013 LOI shall be referred to as the “7/12/13 LOI”.

The IceWEB Parties and the CTC Parties agree as follows, it being understood that this LOI will not become effective and will not supersede the 7/12/13 LOI until each and all CTC Parties sign this LOI and return a signed original to IceWEB (which originals can be executed in multiple counterparts by the CTC Parties):

1.

LOI is Binding on the Parties.  Attached as Exhibit A is a term sheet for the Agreement (the “Term Sheet”).  It is the intent of the parties that this LOI will be followed expeditiously by a definitive Agreement consistent with this LOI and the specific deal points on the Term Sheet. The terms contained therein are agreed to by the CTC Parties and the IceWEB Parties. The CTC Parties and the IceWEB Parties intend to be legally bound by the Term Sheet set forth as Exhibit A. However, the negotiation of a definitive Agreement of exchange under which CTC shares and KC NAP membership interest(s) shall be exchanged for common stock of IceWEB (“Agreement”), shall be expressly subject to IceWEB’s completion of due diligence regarding CTC’s and KC NAP’s technology and business, financial and legal affairs, with the results of such due diligence satisfactory to the IceWEB Parties in their sole discretion. There are express financing contingencies to the successful consummation of the Agreement. Upon execution of a definitive Agreement, the parties’ obligations shall be subject in all respects to the satisfaction of the conditions contained therein.  Pending IceWEB’s completion of its due diligence, the CTC Parties acknowledge and agree that neither this LOI nor any action taken in connection with this letter will give rise to any obligation on the part of the IceWEB Parties           (a) to continue any discussions or negotiations with the CTC Parties or (b) to pursue or enter into any Agreement or relationship of any nature. IceWEB has already expended approximately $75,000 in cash on this transaction which the CTC Parties acknowledge and agree is good and valuable consideration for the obligations of the CTC Parties hereunder.  It is further agreed by the parties that future cash advances, or the ability to return goods or directly assume any amounts over the $75K limit will be by mutual agreement only).

2.

Other Negotiations (“No-Shop” Agreement).  Between the date hereof and September 30, 2013 (the “Expiration Date”), the CTC Parties will not, and they will cause their respective officers, directors, employees, agents, affiliates and advisors, and the shareholders of COMPUTERS & TELE-COMM INCORPORATED and the holder(s) of membership units in KC NAP, LLC (collectively, hereinafter jointly and severally referred to as the “CTC Parties”) not to take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions with IceWEB and/or with any CTC stockholders, customers, employees, vendors, banks, and other secured creditors as to resolving vital cash flow issues) regarding any acquisition, merger or consolidation with or involving CTC or KC NAP (any such inquiry, proposal or offer being a “Third Party Offer” and any such transaction being a “Third Party Transaction”).  The CTC Parties shall immediately terminate any such negotiations in progress as of the date hereof.  In no event will the CTC Parties accept or enter into an agreement concerning any such Third Party Transaction prior to the Expiration Date without IceWEB’s written consent.  The CTC Parties represent and warrant that they have the legal right to terminate or suspend any such pending negotiations and agree to indemnify and hold harmless the IceWEB Parties and their officers, directors, employees, shareholders, agents and representatives from and against any claims by any party to such negotiations based upon discussions between the IceWEB Parties and the CTC Parties or arising out of the discussion or any consummation of the Agreement as contemplated by this LOI.  The CTC Parties will notify IceWEB in writing immediately upon receipt by any of the CTC Parties of any Third Party Offer involving the CTC Parties or any request for nonpublic information in connection with any such Third Party Offer or for access to the properties, books or records of the CTC Parties by any person or entity that informs the CTC Parties that it is considering, or has made, a Third Party Offer.  Such notice shall set forth the identity of the person making the Third Party Offer (or any discussions leading up to a Third Party Offer) and the material terms thereof, and the CTC Parties will notify IceWEB immediately of any contact regarding or any revision to the terms of any such Third Party Offer or Third Party Transaction.

3.

No Public Announcement; No Disclosure.  The parties shall make no public announcement concerning this LOI, without written permission of the other party, which permission shall not be unreasonably withheld, their discussions or any other memoranda, letters or agreements between the parties relating to any Agreement unless disclosure is required under applicable law.  Under no circumstances will the CTC Parties discuss or disclose the existence or terms of this LOI (or that it is holding discussions with IceWEB) with or to any third party other than such legal, accounting and financial advisors of the CTC Parties who have a need to know such information solely for purposes of assisting the CTC Parties in regard to the Agreement, without said written permission of IceWEB.  This LOI supersedes and renders null and void any and all previously executed non-disclosure agreements entered into by and between the CTC Parties and the IceWEB Parties. Notwithstanding the foregoing, in the event IceWEB determines that it is obligated to disclose this LOI pursuant to US Securities and Exchange Commission (“SEC”) requirements, IceWEB will make all appropriate filings with the SEC, and is not required to secure the consent of the CTC Parties prior to making any and all appropriate filings.

4.

Due Diligence.  IceWEB and its counsel and advisors shall have reasonable access during normal business hours to all books, records, assets and contracts of the CTC Parties to complete their diligence investigation for purposes of the Agreement.  Key personnel shall be made available by the CTC Parties as necessary to assist in this diligence effort.  The CTC Parties will permit IceWEB to contact key customers and suppliers (including Agility Ventures) as part of the due diligence process, and hereby confirm that IceWEB has communicated with CTC customers and suppliers in connection with IceWEB’s due diligence to date. CTC and KC NAP and their counsel and advisors shall have reasonable access during normal business hours to all books, records, assets and contracts of IceWEB to complete their due diligence investigation for purposes of the Agreement.  Key personnel shall be made available by IceWEB as necessary to assist in this diligence effort.  IceWEB will permit CTC and KC NAP to contact key IceWEB customers and suppliers as part of the due diligence process.

5.

Continuation of Business.  From the date hereof until the Expiration Date, the CTC Parties agree to continue to preserve and operate CTC’s and KC NAP’s business in the ordinary course, consistent with past practices (except for nonpayment of CTC and KC NAP liabilities), including preserving its existing business organization, assets, and relations with its employees, suppliers, customers and others with whom it has a business relationship, and the CTC Parties will not enter into any transactions or agreement or take any action out of the ordinary course that relates to the business of CTC and the business of KC NAP. The shareholders and board of directors of CTC and the member(s) and manager(s) of KC NAP will not change management of these businesses from Graeme Gibson, Gail Simmons and Larry Levin pending Closing hereunder. From the date hereof until the Expiration Date, IceWEB agrees to continue to preserve and operate the business of IceWEB in the ordinary course, consistent with past practices, including preserving its existing business organization, assets, and relations with its employees, suppliers, customers and others with whom it has a business relationship.

6.

Fees and Expenses.  The parties agree that if the Agreement is consummated, that no more than $75,000 of the expenses incurred by IceWEB will be deducted from the consideration payable in accordance with the terms of the forthcoming definitive Agreement, and further, that if the transaction is not consummated, the total expenses incurred by IceWEB will be remitted to IceWEB by CTC, Inc. and KC NAP, LLC. within six (6) months of the failure to close.

7.

Governing Law.  This letter shall be governed by the internal laws of the Commonwealth of Virginia applicable to contracts wholly executed and performed therein and any litigation arising from or in any way relating to this LOI shall be litigated exclusively in the Circuit Court of Fairfax County, Virginia, which is the location of IceWEB’s registered agent and the focal point of a substantial amount of its business.

8.

LOI is a Binding Contract.  This LOI creates a legally binding obligation of the parties hereto.

Please contact me if you have any questions regarding the contents of this LOI.  Otherwise, please indicate the concurrence of the CTC Parties with this LOI by executing as many multiple counterparts hereof as are necessary for IceWEB to receive an original signature hereto from every one of the CTC Parties, in the spaces provided below, and returning executed counterparts to me at your earliest convenience.  I look forward to the successful execution of the Agreement and hoped for consummation of the transactions thereunder.

If this LOI is not executed in full by all signatories hereto by not later than midnight, July 25, 2013, the offer submitted by the IceWEB Parties under this LOI shall be automatically withdrawn without further action by the IceWEB Parties.

Very truly yours,

ICEWEB, INC.

By: _/s/ Robert M. Howe III___

       Rob Howe, CEO

ICEWEB CLOUD SERVICES, INC.

By: _/s/ Robert M. Howe III_______

       Rob Howe, CEO

AGREED TO AND ACCEPTED:

COMPUTERS & TELE-COMM INCORPORATED

By: _/s/ Graeme Gibson ___________________________

       Graeme Gibson, President & CEO

By: _/s/ Gail Simmons___________________________

       Gail Simmons, Secretary

KC NAP, LLC

By: _ /s/ Graeme Gibson_________________

       Graeme Gibson, President, CEO & Manager

By: _/s/ Gail Simmons_____________________

       Gail Simmons, Secretary and Manager

By:

CTC, its Sole Member, evidencing its agreement by                        the signatures of its officers, above

GRAEME GIBSON, GAIL SIMMONS AND LARRY LEVIN IN THEIR CAPACITIES AS FOUNDERS, OFFICERS, DIRECTORS, AND MANAGERS, AS THE CASE MAY BE, OF COMPUTERS & TELE-COMM INCORPORATED AND KC NAP, LLC

By: _/s/ Graeme Gibson_______

       Graeme Gibson, individually

By: _/s/ Gail Simmons______

       Gail Simmons, individually

By: _/s/ Larry Levin____________

       Larry Levin, individually

THE SHAREHOLDERS OF COMPUTERS & TELE-COMM INCORPORATED

_/s/ Graeme Gibson____________

Graeme Gibson, individually

_/s/ Gail Simmons______________

Gail Simmons, individually

_/s/ Larry Levin________________

Larry Levin, individually

_/s/ Bruce Barksdale _____________

Bruce Barksdale, individually

__/s/ Martin Barksdale ____________

Martin Barksdale, individually

_/s/ Michael Jay Ryce _____________

Michael Jay Ryce, individually

_/s/ John Bolding _________________

John Bolding, individually

_/s/ Leonard Milholland____________

Leonard Milholland, individually

_/s/ Donna Milholland_____________

Donna Milholland, individually

_/s/ Arthur Graham________________

Arthur Graham, individually

SCOTT KAYE, INDIVIDUALLY

SCOTT KAYE INDIVIDUALLY EXECUTES THIS LOI TO EVIDENCE HIS AGREEMENT TO THE TERMS HEREOF AND TO EVIDENCE HIS AGREEMENT THAT UNDER THE TERMS OF THE DEFINITIVE AGREEMENT TO FOLLOW HE WILL BE QUITCLAIMING:

(1) ALL OF HIS RIGHT, TITLE AND INTEREST IN CTC AND IN KC NAP, WHATEVER THAT RIGHT, TITLE AND INTEREST MAY BE;

(2) ALL OF HIS RIGHT, TITLE AND INTEREST IN THE CONVERTIBLE DEBENTURE AND ANY OTHER RIGHTS HELD BY STREAMSIDE PARTNERS, LLC PURSUANT TO CONVERTIBLE DEBENTURE, AND  WHATEVER RIGHTS FLOW FROM CONVERSION THEREOF (IF SAID CONVERSION HAS OCCURRED OR WILL OCCUR); AND

(3) ANY OTHER RIGHTS THAT HE MAY HAVE IN CTC AND KC NAP;

AND THAT HE WILL BE ASSIGNING ALL OF SAID RIGHTS

AND FURTHER THAT

SCOTT KAYE AND THE ICEWEB PARTIES WILL BE RELEASING EACH OTHER FROM ALL RELATED LIABILITIES:

____________________________

Scott Kaye, individually

STREAMSIDE PARTNERS, LLC

By:__/s/ Dan Bennett _____________

       Signature

__Dan Bennett,              Member__________

Name                             Title (e.g., Manager)

By: _/s/ Dan Bennett ___________________

       Dan Bennett, Member

By: ____________________________

       Scott Kaye, Member

By: _/s/ Kerry Sell__________________

       Kerry Sell, Member

By: _/s/ Kevin Hoppock______________

       Kevin Hoppock, Member

Exhibit A

Confidential Term Sheet

The following sets forth, the principal terms upon which the IceWEB Parties will enter into the Agreement for the exchange of shares with the shareholders in COMPUTERS & TELE-COMM INCORPORATED a Missouri corporation, and the membership units in KC NAP, LLC, a Missouri limited liability company, with the holder(s) of said membership units. This summary does not address all of the material terms of the proposed Agreement, which can only be addressed after all due diligence has been completed and the definitive Agreement has been executed.

Agreement

IceWEB and CTC to execute a share exchange, with the number of shares of IceWEB common stock to be issued to be based on the dollar amount invested by CTC shareholders and by Streamside Partners, as adjusted, divided by $0.0281 per share.  The IceWEB common stock to be issued based upon the dollar amount invested by CTC shareholders and Streamside Partners shall be reduced pro rata by NO MORE THAN $75,000 of the amount IceWEB has funded to date, and will fund through the date of closing of the Agreement. All CTC shareholders will convey all of the issued and outstanding shares of CTC to the IceWEB Parties. The holders of all membership interests in KC NAP will convey all of the issued membership interests to the IceWEB Parties.  CTC and KC NAP would at the conclusion of the transaction be wholly-owned subsidiaries of the IceWEB Parties.

The IceWEB common stock to be issued in this share exchange shall be subject to SEC Rule 144. (See SEC definition of Rule 144 Stock at http://www.sec.gov/investor/pubs/rule144.htm) At the conclusion of the applicable Rule 144 holding period, estimated to be six (6) months, IceWEB will pay for its securities counsel to issue the opinion letters required for removal of Rule 144 legends on the stock certificates to be issued under the Agreement.

All of the CTC Parties signatory to this LOI are necessary parties to the Agreement. Scott Kaye must agree to convey his entire position in CTC and KC NAP as identified above his signature block above at closing under the Agreement (“Closing”). Streamside Partners must convey all of its interest in either a convertible debenture it holds currently or in the equities into which its convertible debenture has been converted (if conversion has occurred).

Closing of the Agreement is to occur not later than August 30, 2013 unless this date is extended by the IceWEB Parties.

Master Lease

The IceWEB Parties intend to proceed with the purchase of the Lessor’s interest under the Master Lease Agreement between Agility Ventures as Lessor and CTC as Lessee, including an assignment of all of Agility Ventures’ position in collateral security and all other contract rights of Agility Ventures relating to CTC or KC NAP. The contemplated purchase of the Lessor’s interest in the Master Lease Agreement is intended to facilitate the IceWEB Parties being in a position to preserve the ongoing business of CTC and of KC NAP.  The Agreement to follow this LOI will be expressly contingent upon the IceWEB Parties funding and closing on the acquisition of the Lessor interest under the Master Lease Agreement, and other appropriate conditions to Closing under the Agreement.  The consideration payable by the IceWEB Parties for the purchase of the Lessor position under the Master Lease Agreement will not reduce the number of shares to be received by the appropriate CTC Parties in the share exchange under the Agreement.

Expenses

Should this transaction fail to close for any reason, the TOTAL dollar amount that IceWEB has funded, currently estimated at $152,305,  and will fund through the date of failure to close, will be repaid in full to IceWEB by CTC, Inc. and/or KC NAP, LLC within sixty (60) days of the failure of the transaction.

Representations, Warranties, Covenants, and Closing Conditions	Customary representations, warranties, covenants, indemnities and closing conditions; execution subject to satisfactory business, legal and financial due diligence and board approval.

Audit

IceWEB will immediately be granted access to at least five (5) years of CTC’s books, records, and federal and Missouri income tax returns, to determine auditability of CTC’s books, and complete the required audit.

Releases

Full releases of IceWEB, IceWEB Sub, and their officers, directors, employees, other agents, and shareholders, by all CTC Parties and all signatories to this LOI, including all officers, directors and shareholders of CTC, all members and managers of KC NAP,  all members and managers of Streamside Partners, LLC, and Scott Kaye, of all liability other than the covenants in the Agreement,  including release from all liability in any way relating to or arising out of the allegations in the recently dismissed lawsuit filed by CTC through Scott Kaye, is a material covenant in the Agreement.  By entering into this LOI, all signatories to this LOI acknowledge that the recently dismissed lawsuit filed by CTC through Scott Kaye, in Missouri state court in Kansas City, was without merit.